Exhibit 99.1
For More Information, Contact:
Cygnus, Inc.
(415) 392-6220
www.cygn.com
Cygnus Announces That It Intends to File Certificate of Dissolution on November 21, 2005
SAN FRANCISCO, CA, November 4, 2005 — Cygnus, Inc. (OTCBB: CYGN) today announced that it plans to file a Certificate of Dissolution with the Secretary of State of Delaware on November 21, 2005 pursuant to the Plan of Complete Dissolution and Liquidation approved by its stockholders on March 23, 2005. Assuming a filing on November 21, 2005, Cygnus’ transfer books will be closed and certificates representing its common stock will no longer be assignable or transferable on Cygnus’ transfer books as of the close of business on November 21, 2005. In addition, trading of Cygnus’ common stock on the OTC Bulletin Board will cease as of such time as well.
Cygnus recommends that stockholders wishing to make final trades contact their brokers as soon as possible regarding the details of making such trades on a timely basis in order to avoid any issues with the settlement of trades by the date the transfer books will be closed. Upon the filing of the Certificate of Dissolution, Cygnus will be dissolved and will proceed with the formal winding up of the Company’s affairs pursuant to Delaware law.
Cygnus also announced today that, following the filing of its Certificate of Dissolution, it intends to make one or more liquidating distributions of its remaining assets to its stockholders. The first of such liquidating distributions is expected to be made prior to December 31, 2005, absent any unforeseen circumstances. Cygnus is still in the process of determining its liabilities, but currently estimates that the aggregate amount to be distributed may be up to approximately $0.14 to $0.17 per share. All distributions will be made in cash to stockholders of record as of the date the transfer books are closed which is currently expected to be November 21, 2005. Once the amount of the liquidating distribution(s) and the distribution date(s) have been determined, Cygnus will provide notice to all stockholders of record of the details of the distribution(s).
Cygnus was founded in 1985 and is headquartered in San Francisco, California. Until the sale of its glucose-monitoring assets to Animas Corporation and Animas Technologies LLC on March 23, 2005, Cygnus developed, manufactured and commercialized new and improved glucose-monitoring devices. The Company recently entered into a settlement agreement with Ortho-McNeil Pharmaceutical, Inc. in which Cygnus received $4 million in cash. For more information on Cygnus, please call 1.415.392.6220 or visit www.cygn.com.
Some of the statements in this news release are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about Cygnus’ plans, objectives, expectations, intentions and assumptions and other statements contained in this news release that are not statements of historical fact. Forward looking statements include, but are not limited to, statements regarding Cygnus’ plans with respect to its distribution to stockholders. In some cases, you can identify these statements by words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continues,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions. Cygnus cannot guarantee future results, levels of activity, performance or achievements. Cygnus’ actual results and the timing of certain events may differ significantly from the results and timing discussed in this news release. These risks and uncertainties include, but are not limited to, the risk that Cygnus incurs additional liabilities that Cygnus does not now anticipate, that Cygnus’ expenses may be higher than expected, that the settlement of Cygnus’ liabilities could be higher than expected, that the amount of the distribution

For More Information, Contact:
Cygnus, Inc.
(415) 392-6220
www.cygn.com
to stockholders might be smaller than anticipated and that the distribution might be delayed. All forward-looking statements included in this news release are based on information available to Cygnus on the date hereof, and Cygnus assumes no obligation to update any such forward-looking statements.
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